UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PROGRESSIVE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:

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  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

[sent via The Progressive Corporation’s internal email system]

REMINDER TO VOTE YOUR PROGRESSIVE RESTRICTED STOCK:

This is a reminder to vote your restricted stock shares in connection with our upcoming Annual Meeting of Shareholders. Although you may have voted the shares you hold through the 401(k) Plan, according to our records, your restricted stock shares have not yet been voted.

* * * R E M I N D E R * * *

The Annual Meeting of Shareholders of The Progressive Corporation will be held on April 20, 2012 for shareholders of record as of February 29, 2012.

This email contains the link to the secure Internet site that will allow you to cast your vote on your restricted stock shares. Once you enter the site, you will need to enter your control number, which is disclosed below.

You must vote your shares no later than 11:59 p.m. on Thursday, April 19, 2012, Cleveland time. It is important to Progressive that you exercise your voting right as a shareholder - so please vote your shares today!

The Proxy Statement and Annual Report to Shareholders for this Annual Meeting can be accessed at:

http://progressiveproxy.com

The Proxy Statement provides information on the directors standing for election at this year’s meeting, the proposals being submitted for a vote, and other important information about Progressive.

You have direct access to the Internet voting site by clicking on the following link:

https://www.proxyvotenow.com/pgr

Your Control Number is <mfCntlNumber>

You may also vote your shares through the mail by requesting a paper copy of the proxy card, by calling 1-800-455-1192, or in person by completing a ballot at the meeting.

If you have any questions, please contact investor_relations@progressive.com or Karen Flynn by calling 440-395-2126 or email Karen_Flynn@progressive.com.

Charles E. Jarrett, Secretary